Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Maxwell Technologies, Inc.
San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 16, 2018, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Maxwell Technologies, Inc.’s (the "Company") internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

San Diego, California
August 7, 2018